Exhibit 10.25

LEASE

BY AND BETWEEN

ELECTRONICS FOR IMAGING, INC.,

a Delaware corporation

as Tenant

and

GILEAD SCIENCES, INC.

a Delaware corporation

as Landlord

November 1, 2012

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

THIS LEASE, dated November 1, 2012 (the “Effective Date”) is made by and between ELECTRONICS FOR IMAGING, INC., a Delaware corporation (“Tenant”) and GILEAD SCIENCES, INC., a Delaware corporation (“Landlord”).

RECITALS

A. On the Effective Date, Landlord purchased that certain real property commonly known as 303 Velocity Way, Foster City, California from Tenant pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions dated July 18, 2012 as amended by that certain Amendment No. 1 dated November 1, 2012 (as amended, the “Purchase Agreement”).

C. Pursuant to the terms of the Purchase Agreement, Tenant agreed to lease from Landlord, and Landlord agreed to lease to Tenant, that certain portion of the Property described below as the “Leased Premises”, and the parties have therefore agreed to enter into this Lease. As used in this Lease, the capitalized term “Lease” shall mean and refer to this Lease.

ARTICLE 1

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Landlord’s Address for Notices:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Attention: Jeff Lang

Facsimile: (650) 522-5455

with a copy to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: Legal Department

Facsimile: (650) 522-5771

Landlord’s Representative:	Jeff Lang Tel: (650) 522-1819

Tenant’s Address for Notices:

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404

Attention: Roger Wang

Facsimile: (650) 357-3598

with a copy to:

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404

Attention: General Counsel

Facsimile: (650) 357-3776

Tenant’s Representative:	Roger Wang Tel: (650) 357-3186

Lease Commencement Date:	The Effective Date

Lease Term:

Portion of Third Floor: thirty (30) days after the Effective Date

Additional Floor: one hundred eighty (180) days after the Effective Date

Remainder: three hundred sixty-five (365) days after the Effective Date

Option to Extend	One option to extend the Lease Term with respect to up to three (3) floors of the Remainder for up to three (3) additional months in accordance with Article 15

Lease Expiration Date	The last day of the Lease Term for each Portion of the Leased Premises as provided above.

Total due @ lease execution	$0

Late Charge Amount:	Five percent (5%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit

Broker(s):	None

Project:	That certain real property located in the City of Foster City, County of San Mateo, California, more particularly described on Exhibit A-1 attached hereto and commonly known as 301 & 303 Velocity Way, Foster City, CA.

Property:	The land, buildings, landscaping, parking spaces, roadways, walkways and any other improvements or fixtures on the land, located in the City of Foster City, County of San Mateo, State of California, and legally described on Exhibit A-2 attached hereto.

Building:	One ten (10) story steel frame office building consisting of approximately 293,752 rentable square feet, located on the Property, commonly known as 303 Velocity Way, Foster City, California and in which the Leased Premises are located (the “Building”), as shown on Exhibit B hereto.

Outside Areas:	The “Outside Areas” shall mean all areas within the Property which are located outside the Building, such as pedestrian walkways, loading docks, bike racks, parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Leased Premises:

Certain interior space within the Building, consisting of:

(1) The Portion of the Third Floor (“Portion of Third Floor”) identified in the Floor Plan attached hereto as Exhibit C (“Floor Plan”) consisting of the rentable square feet (“rsf” or “rentable square feet”) identified thereon;

(2) The      Floor (“Additional Floor”) consisting of the rsf identified in the Floor Plan; and

(3) Floors 1-2, 4, 6 - 10 (less the Additional Floor) (collectively, the “Remainder”), each consisting of the rsf identified on the Floor Plan for each such floor.

The rsf of the Leased Premises reflects a customary load factor for common areas, including common areas of the first floor.

For purposes of this Lease, each portion of the Leased Premises is agreed and stipulated to contain said number of rentable square feet. The Leased Premises are outlined on the Floor Plan attached hereto as Exhibit C. The Portion of the Third Floor, the Additional Floor and the Remainder are each referred to in this Lease as a Portion of the Leased Premises and collectively as the Leased Premises.

Café:	During the term of this Lease, Tenant shall be entitled to use the Café facilities located on the first floor of the Building pursuant to Section 2.2 and Exhibit H.

Permitted Use:	All current uses of Tenant of the Leased Premises in connection with the operation of Tenant’s business (and, for clarity, excluding subleasing by Tenant of the Leased Premises) as of the Effective Date of the Purchase Agreement, including general office and administrative uses, shipping and receiving, corporate gym, and IT support center, each consistent with the Class A office nature of the Property, and in strict accordance with all Laws and Private Restrictions.

Parking Spaces:	A number of spaces sufficient for Tenant’s requirements on an undesignated and unreserved basis in the parking areas of the Project depicted on Exhibit B.

Exhibits:

The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A-1 – Legal Description of the Project

Exhibit A-2 – Legal Description of the Property

Exhibit B – Site Plan - Project, Building, Parking Areas

Exhibit C – Floor Plan

Exhibit D – Intentionally Omitted

Exhibit E – Rules and Regulations

Exhibit F – Form of Tenant Estoppel Certificate

Exhibit G – Satellite Dish Provisions

Exhibit H – Café Facilities Provisions

ARTICLE 2

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord solely for Tenant’s own use in the conduct of Tenant’s business and for no other purpose. Tenant’s lease of the Leased Premises, together with the right to use the Outside Areas and Café Facilities as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws governing the use of the Leased Premises, the Property, and the Project, (iii) all Private Restrictions, easements and other matters now or hereafter of public record and of which Tenant has been given written notice respecting the use of the Leased Premises, the Property, and the Project, and (iv) the Rules and Regulations (as defined in Paragraph 4.12). Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof and Tenant shall have no right of access, use or occupancy of the Building roof, except to access and maintain any existing satellite apparatus installed as of the Effective Date in accordance with Section 6.5. Tenant shall have access to the Leased Premises twenty-four (24) hours a day, seven (7) days a week and three hundred sixty-five (365) days a year.

2.2 Right To Use Outside Areas and Café Facilities. Tenant, its agents, employees, contractors and invitees (collectively, “Tenant’s Agents”) shall have the right (in conjunction with all other tenants of the Building) to use the first floor lobby (including the hallway to the elevator and stairwells), and those portions of the Outside Areas as may be designated in writing by Landlord from time to time. In addition, Landlord shall make available to Tenant and its employees, the café facility located on the first floor of the Building, including the Ancillary Facilities as defined in Exhibit H (“Café Facilities”), pursuant to Exhibit H. Tenant’s right to so use the Café Facilities and the Outside Areas shall be subject to the limitations on such use as set forth in Article 1, Exhibit H and in the Rules and Regulations, and shall terminate concurrently with any termination of this Lease. Only to the extent required by law, Tenant shall be permitted to use the skyway between the Building and the building located at 301 Velocity Way, Foster City, CA as an emergency exit.

2.3 Lease Commencement Date And Lease Term. The date on which the term of this Lease shall begin (the “Lease Commencement Date”) is the Effective Date. The Lease Term shall be that period of time commencing on the Lease Commencement Date and, as to each Portion of the Leased Premises, ending on the date set forth below:

Portion of Premises	Lease Expiration Date

(i) Portion of the Third Floor	30 days after the Effective Date

(ii) Additional Floor	180 days after the Effective Date

(iii) Remainder	365 days after the Effective Date, unless extended pursuant to the Extension Option (as defined in Article 15)

2.4 “AS IS” Condition of Leased Premises, Performance Of Improvement Work; Acceptance Of Possession. The Leased Premises as furnished by Landlord consist of the improvements as they exist as of the Effective Date, including existing emergency back up power circuits in the Leased Premises, and Landlord shall have no obligation for construction work or improvements on or to the Leased Premises, the Building or the Project. Tenant is thoroughly familiar with all aspects of the Leased Premises, the Building and the Project, and is satisfied that it is in an acceptable condition and meets Tenant’s needs. Tenant does not rely on, and Landlord does not make, any express or implied representations or warranties as to any matters including, without limitation, (a) the physical condition of the Property, the Building and the Building Systems, (including, without limitation, indoor air quality), (b) the existence, quality, adequacy or availability of utilities serving the Property, (c) the use, habitability, merchantability, fitness or suitability of the Leased Premises for Tenant’s intended use, (d) the likelihood of deriving business from Tenant’s location or the economic feasibility of Tenant’s business, (e) Hazardous Materials in the Leased Premises, or on, in under or around the Property, (f) zoning, entitlements or any laws, ordinances or regulations which may apply to Tenant’s use of the Leased Premises or business operations, or the Property’s compliance with Laws, or (g) any other matter. By taking delivery of the Leased Premises, Tenant formally accepts Leased Premises in their “AS IS” condition. Landlord reserves the right, at any time and from time to time, to make alterations, additions, repairs or improvements to or in or to decrease the size or area of all or any part of the Building, the fixtures and equipment therein and the parks, plazas and walkways outside the Building, including, without limitation, (a) the “Building Systems” (defined herein as the heating, ventilating, air-conditioning, plumbing, electrical, fire protection, life safety, security and other mechanical, electrical and communications systems of the Building), (b) the common areas, and (c) all other parts of the Building, and to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building; provided that any such alterations, additions, repairs or improvements shall not materially diminish the quality of services being provided to Tenant or unreasonably interfere with Tenant’s use of, or access to the Premises.

2.5 Furniture. As used herein “Furniture” shall mean the “Retained Personal Property” as defined in Purchase Agreement. Furniture in the Building as of the Effective Date remains the sole and exclusive property of Tenant. As of the Closing Date under the Purchase Agreement and concurrent Effective Date of this Lease, Tenant acknowledges that the Furniture in the Leased Premises has not transferred to Landlord’s ownership or control. Accordingly, Landlord provides no representation or warranty, express or implied, whatsoever as to the condition of the Furniture or its suitability for Tenant’s intended use, and shall have no obligations to provide any additional workstations, furniture, office equipment, casework or cabling to Tenant. Upon expiration or sooner termination of the Lease, Tenant shall remove all such Furniture in accordance with the obligations of Section 2.6 applicable to Tenant’s personal property. Notwithstanding the foregoing, Tenant grants to Landlord a license to use the furniture located in the Café Facilities and the lobby of the Building (collectively, the “Common Area Furniture”) during the Lease Term, on the express condition that Landlord accepts such Common Area Furniture in its “AS IS” condition as of the Lease Commencement Date, without any representation or warranty, express or implied, whatsoever by Tenant as to the condition of such Common Area Furniture, or its suitability for Landlord’s intended use. Upon expiration or sooner termination of this Lease, Landlord shall surrender possession of such Common Area Furniture to Tenant in the same condition as it was in on the Lease Commencement Date, reasonable wear and tear, damage from any peril described in Article 10, and any damage caused by Tenant or Tenant’s Agents excepted. Tenant shall remove such Common Area Furniture in accordance with the obligations of Section 2.6 applicable to Tenant’s personal property; provided, that Tenant shall have the option to convey the Common Area Furniture to Landlord as of the expiration or earlier termination of this Lease for the sum of One Dollar ($1.00) by written notice to Landlord delivered thirty (30) days prior to the expiration or earlier termination of this Lease. If Tenant makes such election, Tenant shall convey the Common Area Furniture to Landlord concurrently with the expiration or earlier termination of this Lease in its then-existing “AS IS” condition without representation or warranty of any kind or nature except warranty as to title free and clear of liens.

2.6 Surrender of Possession.

(a) Early Surrender. Tenant shall have the right to surrender possession of the Portion of the Third Floor, the Additional Floor, or any entire floor within the Remainder which such entire floor shall be deemed the “Portion of the Leased Premises” for purposes of this Section 2.6, prior to the Lease Expiration Date applicable to such specified Portion of the Leased Premises by delivering written notice (“Surrender Notice”) to Landlord, specifying the surrendered Portion of the Leased Premises and the effective date of such surrender, no less than twenty (20) days prior to surrendering possession of such specified Portion of the Leased Premises to Landlord. If Tenant surrenders possession of a specified Portion of the Leased Premises prior to its applicable Lease Expiration Date in accordance with this Section, Tenant shall perform all obligations under Section 2.6(b) by the date set forth in its Surrender Notice.

(b) Surrender Obligations. Immediately prior to the Lease Expiration Date as the same may be extended with respect to the Remainder pursuant to the Extension Option, or an earlier surrender in accordance with Section 2.6(a) as to a specified Portion of the Leased Premises, or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s Furniture from within the specified Portion of the Leased Premises, and shall vacate and surrender the specified Portion of the Leased Premises to Landlord in the same condition, broom clean, as existed upon the Lease Commencement Date, reasonable wear and tear and damage from any peril described in Article 10 excepted. Notwithstanding the foregoing, Tenant may leave in place any conduit, cabling or wires existing within walls, ceilings or risers. Tenant shall have no obligation to patch or refinish any screw holes, fastener holes or similar damage that result from removal of Tenant’s Furniture within the interior of the Leased Premises. By the Lease Expiration Date applicable to a specified Portion of the Leased Premises, Tenant shall mark with identifying tabs all cabling and wires within walls, ceilings and risers to be surrendered in place at Lease Expiration and cause any exposed wires or cables to be capped in a safe condition. Landlord shall not be obligated to perform any modification of any Portion of the Leased Premises in connection with Tenant’s consolidation from the Portion of the Third Floor or Additional Floor into the Remainder or between areas within the Remainder. Prior to the Lease Expiration Date for the last Portion of the Leased Premises occupied by Tenant, Tenant shall remove all of Tenant’s signage (other than any signs installed by Landlord) and any other personal property of Tenant from the exterior of the Building and the Outside Areas, and shall repair any damage caused by such removal; provided that Tenant shall not be obligated to repair or restore discoloration of any surface resulting from removal of signage. Notwithstanding the foregoing, Tenant shall not be obligated to remove the satellite system from the roof of the Building and, if not removed by Tenant by the Lease Expiration Date, such satellite system shall become the property of Landlord. Additionally, if Tenant made alterations to the Premises during the Lease Term, Tenant shall, at the written request of Landlord, upon the expiration of the Lease Term applicable to the Portion of the Leased Premises in which such alterations are located, or upon sooner surrender thereof in accordance with Section 2.6(a) or termination of the Lease, remove any such improvements and repair all damage caused by such removal. If any Portion of the Leased Premises (and the Building, the roof and the Outside Areas, to the extent applicable) are not surrendered to Landlord in the condition required by this paragraph at the applicable Lease Expiration Date or sooner surrender thereof in accordance with Section 2.6(a) or termination of this Lease, Landlord may following five (5) days’ prior written notice to Tenant and Tenant’s failure to cure within such five (5) day period, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire a third party to do so, at Tenant’s expense. All Furniture and signage not removed by Tenant within the stated five (5) day cure period shall be deemed abandoned and may be retained or disposed of by Landlord at Tenant’s expense. Tenant shall be liable to Landlord for all costs incurred by Landlord in accordance with this Section, together with interest on all costs so incurred from the date paid by Landlord at the Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within thirty (30) days of receipt of Landlord’s billing Tenant for same.

2.7 Holding Over.

(a) Penalty Payments. This Lease shall terminate as to a specified Portion of the Leased Premises without further notice on the Lease Expiration Date applicable to such Portion of the Leased Premises (as set forth in Article 1) as the same may be extended with respect to the Remainder in accordance with the Extension Option. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to occupy the Premises for the operation of Landlord’s business. Tenant therefore agrees that, if for any reason Tenant fails to surrender a Portion of the Leased Premises by the Lease Expiration Date applicable to such Portion of the Leased Premises, Landlord shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Therefore, if Tenant fails to surrender a specified Portion of the Leased Premises upon the expiration the Lease Term applicable thereto or upon termination of this Lease, in addition to the payment of Holdover Rent in accordance with Section 2.7(b), and without limiting Landlord’s right to exercise its remedies under law to recover possession of such specified Portion of the Leased Premises and Landlord’s right to exercise its remedies under Section 12 for Tenant’s failure to comply with its other obligations under this Lease with respect to surrender of the Premises, including without limitation under Section 2.6, but subject to the limitations of Section 2.7(d), Tenant shall pay to Landlord the following sum applicable to such Portion of the Leased Premises within ten (10) business days of the applicable Lease Expiration Date:

(i) as to the Portion of the Third Floor, a sum equal to $2.9355 per rentable square foot per month of the rentable square footage of the entirety of the Portion of the Third Floor multiplied by one month plus interest on sums accruing at the Interest Rate for such period;

(ii) as to the Additional Floor, a sum equal to $2.9355 per rentable square foot per month of the rentable square footage of the entirety of the Additional Floor multiplied by six months plus interest on sums accruing at the Interest Rate on a month-by-month basis for such period;

(iii) as to the Remainder, a sum equal to $2.9355 per rentable square foot per month of the rentable square footage of the entirety of each floor of the Remainder of which a portion is not surrendered by Tenant by the Lease Expiration Date, multiplied by twelve months plus interest on sums accruing at the Interest Rate on a month-by-month basis for such period.

The penalty payment described above shall apply regardless of whether Landlord consents to any holding over by Tenant pursuant to Section 2.7(b). For the avoidance of doubt, if Tenant exercises the Extension Option in accordance with Article 15, the penalty payment shall not apply as a result of Tenant’s occupancy of the Extension Floors during the Extended Term.

(b) Holdover Rent. Any holding over by Tenant after expiration of the Lease Term as to a specified Portion of the Leased Premises, as may be extended with respect to a portion of the Remainder pursuant to the Extension Option, shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to such Portion of the Leased Premises except as expressly provided in this paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, terminable upon thirty (30) days written notice on the same terms and conditions herein specified insofar as applicable, except that rent per month during such holdover period (“Holdover Rent”) shall be as set forth below. Any holding over to which Landlord has not consented shall be a tenancy at sufferance, and Landlord shall be entitled under law to recover possession of such specified Portion of the Leased Premises, and shall be entitled to exercise its remedies under Section 12 for Tenant’s failure to comply with its other obligations under this Lease with respect to surrender of the Leased Premises, including without limitation under Section 2.6, but subject to the limitations of Section 2.7(d). Additionally, Tenant will owe Holdover Rent for every day of Tenant’s continued holding over of the applicable Portion of the Leased Premises, but subject to the limitations of Section 2.7(d). Holdover Rent shall be in an amount equal to:

(i) $2.9355 per rentable square foot per month as to the entirety of the Portion of the Third Floor and/or the entirety of the Additional Floor (as applicable) for any time period after the Lease Expiration Date applicable to such Portion of the Leased Premises through and until the Lease Expiration Date applicable to the Remainder;

(ii) $4.50 per rentable square foot per month as to the entirety of the Portion of the Third Floor, the entirety of the Additional Floor, and/or any entire floor of the Remainder, in each case of which any portion thereof is occupied by Tenant, for any time period after the Lease Expiration Date applicable to the Remainder.

For the avoidance of doubt, if the Extension Option is exercised by Tenant pursuant to Article 15, the Extended Term shall only be applicable to the Extension Floors, and any holdover by Tenant of the Portion of the Third Floor, the Additional Floor or any other portions of the Remainder not comprising the Extension Floors shall be measured from the original Lease Expiration Date applicable thereto.

If a Lease Expiration Date occurs on a day other than the first day of a calendar month, or the date upon which Tenant fails to surrender a Portion of the Leased Premises occurs on a day other than the last day of a calendar month, then the Holdover Rent for such fractional month will be prorated on the basis of the actual number of days in such month. Holdover Rent shall be payable monthly in advance by the first day of each 30-day period constituting any holdover period without prior demand.

(c) Definition of Holdover. Because the penalty payments and Holdover Rent owed to Landlord in the event of any holding over by Tenant are significant, the parties wish to clarify their agreement as to the acts or omissions of Tenant which would constitute “holding over” under this Section 2.7. “Holding over” or “holdover” shall mean the failure of Tenant to deliver possession of the applicable Portion of the Leased Premises to Landlord free and clear of occupants, substantially free of its Furniture and in substantial compliance with Section 2.6. While it is the expectation of the parties that Tenant will have fully complied with its obligations under Section 2.6, if Tenant failed to remove all of its Furniture or failed to remove its exterior signage in accordance with Section 2.6, but has otherwise delivered exclusive possession of the relevant Portion of the Leased Premises free from occupants, and substantially free of its Furniture and otherwise substantially in compliance with Section 2.6, the same shall not constitute a holdover by Tenant triggering Landlord’s right to the penalty payments specified in Section 2.7(a) nor Holdover Rent. In that event, Landlord shall be entitled to the remedies specified in Section 2.6.

(d) Liquidated Damages. LANDLORD AND TENANT AGREE THAT THE PAYMENT OF THE PENALTY PAYMENTS SPECIFIED IN SECTION 2.7(a) AND THE HOLDOVER RENT SPECIFIED IN SECTION 2.7(b) ARE A REASONABLE ESTIMATE OF DAMAGES TO LANDLORD AS A RESULT OF TENANT’S FAILURE TO SURRENDER ANY PORTION OF THE LEASED PREMISES BY THE APPLICABLE LEASE EXPIRATION DATE OR EARLIER TERMINATION OF THIS LEASE AND, EXCEPT AS SET FORTH IN SECTION 2.6, SHALL CONSTITUTE LANDLORD’S SOLE AND EXCLUSIVE RIGHT TO DAMAGES FOR FAILURE TO SURRENDER ANY PORTION OF THE LEASED PREMISES BY THE APPLICABLE LEASE EXPIRATION DATE OR EARLIER TERMINATION OF THIS LEASE. NOTWITHSTANDING ANY PROVISION OF THIS LEASE TO THE CONTRARY, LANDLORD WAIVES ANY RIGHT TO SEEK ANY OTHER DAMAGES CLAIMED BY LANDLORD AS DIRECTLY OR PROXIMATELY RELATING TO TENANT’S FAILURE TO SURRENDER THE PREMISES BY THE SPECIFIED LEASE EXPIRATION DATE INCLUDING WITHOUT LIMITATION CONSEQUENTIAL DAMAGES. BY INITIALING THE SPACES BELOW, LANDLORD AND TENANT EXPRESSLY AGREE TO ABIDE BY THE TERMS AND PROVISIONS OF THIS SECTION 2.7(d) GOVERNING LIQUIDATED DAMAGES.

/s/ J.M.	/s/ V. Pilette
Landlord	Tenant

ARTICLE 3

RENT, LATE CHARGES AND SECURITY DEPOSITS

3.1 Additional Rent. A material portion of Tenant’s consideration in entering the Purchase Agreement was Landlord’s agreement to lease the Leased Premises to Tenant on a rent and operating expense- free basis during the Lease Term. Accordingly, subject to Section 2.7, the remainder of this Section 3.1 and Article 5, no rent, nor property taxes, insurance costs or operating expenses of any kind or nature incurred or owed by Landlord in its ownership of the Project shall be due from Tenant during the Lease Term. Notwithstanding the foregoing, to the extent any charges, payments or reimbursements are due to Landlord from Tenant pursuant to the terms of this Lease, the same shall be paid by Tenant as “Additional Rent”.

3.2 Late Charge And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any Holdover Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Holdover Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Notwithstanding the foregoing or anything to the contrary contained in this Lease, in no event shall such late charge be owed in connection with a late payment of the penalty payments specified in Section 2.7(a). Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any Holdover Rent or Additional Rent (including the penalty payments under Section 2.7(a)) remains delinquent for a period in excess of ten (10) calendar days, then, in addition to any applicable late charge, Tenant shall pay to Landlord interest on any sum that is not so paid from said tenth day at the rate of the lesser of (i) the Prime Rate as published most recently in the Wall Street Journal plus five percent (5%) and (ii) the maximum rate of interest not prohibited or made usurious by Law (the “Interest Rate”) until paid.

3.3 Payment Of Rent and Other Payments. Except as specifically provided otherwise in this Lease, all rent and any other payments due hereunder shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord at such address as Landlord may designate from time to time. Tenant’s obligation to pay Holdover Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term.

ARTICLE 4

USE OF LEASED PREMISES AND OUTSIDE AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously use the Leased Premises for such purpose for the entire Lease Term, and at all times in strict accordance with all Laws and Private Restrictions. Any discontinuance of such use for a period of twenty (20) consecutive calendar days (excluding any time periods during which Tenant is consolidating or moving its operations) shall entitle Landlord to terminate the Lease as to such abandoned part of the Leased Premises upon thirty (30) days’ written notice from Landlord to Tenant. Tenant shall have the right to use those portions of the Outside Areas and the parking areas of the Project as may be designated by Landlord from time to time such use to be in conjunction with its Permitted Use of the Leased Premises and solely for the purposes for which they were designated and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Outside Areas, the Property, or the Project which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Outside Areas, the Property, or the Project. Tenant shall not operate any equipment within the Leased Premises which does or could (i) injure, vibrate or shake the Leased Premises or the Building, (ii) damage, overload or impair the efficient operation of any electrical, plumbing, heating, ventilating or air conditioning systems within or servicing the Leased Premises or the Building, or (iii) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Landlord agrees that use of the Leased Premises consistent with the uses by Tenant as of the Effective Date of the Purchase Agreement do not violate any of the foregoing prohibitions. Subject to Section 6.5, Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building, without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises without the prior written consent of Landlord which consent may be withheld in Landlord’s sole discretion. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Outside Areas, the Property, or the Project. In no event shall the Leased Premises be used for biotechnology or so-called “wet” laboratory purposes. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Outside Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed any waste in or about the Leased Premises, the Building, the Outside Areas, the Property, or the Project.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Outside Areas, the Property, or the Project or any component part thereof or the property of adjacent property owners.

4.4 Parking. Tenant shall have the use without charge, on an undesignated and unreserved basis, of the number of parking spaces set forth in Article 1 above, such spaces to be undesignated and unreserved spaces in the surface parking lot areas of the Project as depicted on Exhibit B. Tenant’s use of the parking spaces shall be subject to Landlord’s reasonable rules and regulations, and subject to the terms and conditions of the Reciprocal Easement Agreement and Declaration of Covenants, Conditions and Restrictions dated January 19, 2009 and recorded on January 30, 2009 in the Official Records of San Mateo County, California as Document No. 2009-008980 (the “REA”). Tenant shall not use any parking spaces for truck parking or loading except for spaces specifically designated for such use by Landlord. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Outside Areas or on any portion of the Property or the Project. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. Except for vehicles that Landlord has asked Tenant to remove, Tenant shall not tow or cause to be towed any vehicle located on the Property or the Project until three (3) full business days after Tenant has provided written notice to Landlord identifying such vehicle by brand, model, color, and license plate number and state. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not unreasonably interfere with Tenant’s use of the parking areas.

4.5 Signs. Subject to Section 2.6, Tenant may retain, throughout the term of the Lease, Tenant’s signage that exists as of the Effective Date at the Leased Premises, the exterior of the Building, the Outside Areas, the Property or the Project. Other than such signage as exists on the Effective Date, Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project any other business identification sign which is visible from the exterior of the Leased Premises, including any rooftop signage. Landlord may remove any signs, advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Outside Areas, the Property, or the Project and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs that were installed by Tenant (including without limitation such signage as exists as of the Effective Date) or installed by Landlord on behalf of Tenant, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s satisfaction, in accordance with Section 2.6.

4.6 Compliance With Laws And Private Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Private Restrictions respecting Tenant’s use and occupancy of the Leased Premises, the Building, the Outside Areas, the Property, or the Project, including, without limitation, building codes, the Americans With Disabilities Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, subject to Section 6.3, Tenant shall have no obligation to make any modifications, alterations or improvements to the Leased Premises or any portion of the Property in order to comply with any Laws or Private Restrictions.

4.7 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Outside Areas, the Property, or the Project which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.8 Landlord’s Right To Enter. Landlord and its agents, contractors and representatives shall have the right to enter (A) the elevator lobby, stairwells, or service elevators within the Leased Premises, and/or onto the roof of the Building, without advance notice to Tenant but with notice to be provided after such entry, and (B) any other portion of the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of: (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall have the right to enter the Outside Areas during normal business hours for purposes of (i) inspecting the exterior of the Building and the Outside Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty (30) days’ prior written notice of any work to be performed on the Leased Premises); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Outside Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.9 Use Of Outside Areas. Tenant, in its use of the Outside Areas, shall at all times ensure that it and Tenant’s Agents shall keep the Outside Areas free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, Tenant or Tenant’s Agents are using any of the Outside Areas for a use that is not permitted under this Lease by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Outside Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Outside Areas as a result so long as such actions do not unreasonably interfere with Tenant’s use of or access to the Leased Premises or its parking rights granted hereunder.

4.10 Environmental Protection. Tenant’s obligations under this Paragraph 4.10 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (1) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) During the Lease Term, Tenant shall not store, use or dispose of any Hazardous Materials, except only the types and minor quantities of Hazardous Materials which are normally used in general office uses (e.g., janitorial supplies, printer toner), and then only in strict accordance with all Laws at Tenant’s cost. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with Hazardous Materials brought onto or used, stored, or disposed of at the Leased Premises by Tenant or Tenant’s Agents during the Lease Term; provided that Tenant shall not be responsible for and, such indemnity does not extend to contamination of the Leased Premises by Hazardous Materials resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or Tenant’s Agents during the Lease Term results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and owner and the Landlord Parties harmless from and against all claims, costs and liabilities, including reasonable attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to remedy any contamination of the Leased Premises and other property caused by Tenant or any of Tenant’s Agents during the Lease Term and to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials; provided that Tenant shall not be responsible for and, such indemnity does not extend to claims, costs and liabilities arising out of or in connection with any work required to remedy any contamination of the Leased Premises resulting from the gross negligence or willful misconduct of Landlord or owner.

(c) Upon termination or expiration of the Lease, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building, the Property and/or the Project by Tenant, or Tenant’s Agents during the Lease Term, and all installations (whether interior or exterior) made by or on behalf of Tenant relating to the storage, use, disposal or transportation of Hazardous Materials during the Lease Term, to be removed from the Property and/or the Project and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. Tenant shall apply for and shall obtain from all appropriate regulatory authorities (including any applicable fire department or regional water quality control board) all permits, approvals and clearances necessary for the closure of the Property and/or the Project and shall take all other actions as may be required to complete the closure of the Property and/or the Project as may be needed due to Tenant’s use of the Leased Premises during the Lease Term. If during the Lease Term, Tenant used, stored or disposed of Hazardous Materials in the Leased Premises, other than only the types and minor quantities of Hazardous Materials which are normally used in general office uses (e.g., janitorial supplies, printer toner), Tenant shall undertake and submit to Landlord prior to vacating the applicable Portion of the Leased Premises, an industrial hygiene assessment of the applicable Portion of the Leased Premises (or floor thereof) from an environmental consulting company reasonably acceptable to Landlord.

(d) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation except to the extent such environmental damage unreasonably interferes with Tenant’s use and occupancy of the Leased Premises. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

(e) Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant’s responsibility for the storage, use or disposal of Hazardous Materials on the Property or the Project prior to the Lease Commencement Date shall be governed by the terms of the Purchase Agreement (and any applicable prior purchase agreement between the parties) and nothing contained in this Lease shall serve to render ineffective the terms and conditions contained therein, including without limitation Sections 7.1.3 and 7.1.4 of the Purchase Agreement. The terms of this Section 4.10(e) shall survive the termination or earlier expiration of this Lease.

4.11 Construction Activities. Tenant acknowledges that there may be other construction occurring on the Property or the Project now and in the future, including, but not limited to, the grading of land and the construction of buildings, parking lots, parking garages, roadways, and other structures, and improvements ancillary thereto. Tenant will not object thereto, will not seek to impose any restriction or limitation thereon, will not assert any challenge thereto, and will at all times cooperate with Landlord in obtaining and maintaining any and all necessary government approvals and permits at no cost to Tenant. Tenant further acknowledges that there will, necessarily, be some disruption in the Project and of the business to be conducted by Tenant in the Leased Premises, including, but not limited to, noise, dust, interruption and re-routing of traffic, dislocation of parking, construction traffic, sidewalk superintending, and the like. So long as such disruptions do not unreasonably interfere with Tenant’s access to, use or occupancy of the Leased Premises, or Tenant’s use of parking areas (subject to the potential designation of alternative parking as contemplated in Section 1.02 of the REA), Tenant hereby accepts said disruptions as a necessary and normal part of the above-described grading and construction and hereby waives any and all claims for damages resulting from the same, or resulting from the interruption or diminution of Tenant’s business, or in any other manner resulting from or proximately caused by such grading or by the construction of such buildings, parking lots, parking garages, roadways, and other structures, and improvements ancillary thereto, and further waives any claims for injunctive relief and any other relief that might impede or interfere with the construction or renovation thereof. Tenant agrees that Landlord may amend or modify the Rules and Regulations to address issues relating to such construction activities and the orderly conduct of thereof, and Tenant hereby agrees to comply therewith; provided, however, that in no event shall the Rules and Regulations be amended in a manner that unreasonably interferes with Tenant’s use or occupancy of the Leased Premises or its rights otherwise granted hereunder.

4.12 Rules And Regulations. Landlord shall have the right from time to time to establish rules and regulations and/or amendments or additions thereto (collectively, “Rules and Regulations”), respecting the use of the Leased Premises, the Outside Areas, the Property, and the Project for the care and orderly management of thereof; provided, however, that in no event shall the Rules and Regulations be amended in a manner that unreasonably interferes with Tenant’s use or occupancy of the Leased Premises or its rights otherwise granted hereunder. A copy of the present Rules and Regulations is attached hereto as Exhibit E. Tenant shall comply with the Rules and Regulations. Upon delivery to Tenant of a copy of any reasonable amendments or additions to the Rules and Regulations, Tenant shall also comply therewith. Subject to Tenant’s right to cure as specified in Section 12.1(b), a material violation by Tenant of any of such Rules and Regulations shall constitute a breach by Tenant under this Lease. If there is a conflict between the Rules and Regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall have no duty to enforce the Rules and Regulations against, nor shall Landlord be responsible or liable to Tenant for the violation of such Rules and Regulations by, any other tenant of the Property unless said failure unreasonably interferes with Tenant’s rights hereunder.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and covenants, conditions, and restrictions, so long as such easements, rights of way and dedications, maps, covenants, conditions and restrictions do not unreasonably interfere with the use of the Leased Premises by Tenant or its rights granted hereunder.

ARTICLE 5

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Outside Areas, the Property, or the Project caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Outside Areas, the Property, and the Project.

(a) Landlord’s and Tenant’s Obligations. Landlord shall, at its sole cost, at all times during the Lease Term, keep and maintain in the same condition and repair as existed as of the Effective Date the following portions of the Leased Premises (i) all interior walls, floors and ceilings (provided that Landlord shall not be obligated during the Lease Term to repaint or replace wall coverings or floor coverings), (ii) windows, doors and skylights, (iii) all electrical wiring, conduits and connectors, (iv) all plumbing, pipes, sinks, toilets and drains, and (v) all lighting fixtures, bulbs and lamps and all heating, ventilating and air conditioning equipment. Notwithstanding the foregoing: (x) Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Outside Areas, the Property, or the Project in excess of ordinary wear and tear caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages; and (y) during the period nine (9) months beginning after the Lease Commencement Date, Landlord shall not be obligated to replace any element of the Leased Premises so long as Landlord repairs such element to a working and serviceable condition suitable for Tenant’s use.

(b) Landlord’s Obligations, Building and Building Systems. Landlord shall, at Landlord’s sole cost, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, load-bearing and exterior walls of the Building, and those Building elevators, electrical, plumbing, and life safety (and Building central heating, ventilating, and air conditioning) systems or components thereof which serve the Building but which do not serve, or are not identifiable with, the Leased Premises or the premises leased to other building tenants.

5.2 Utilities and Services. Landlord will furnish to the Leased Premises during the period from 6:00 a.m. to 8:00 p.m., Monday through Friday, and 6:00 a.m. to 12 p.m. on Saturday, except for New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and such other holidays as are generally recognized in San Francisco, California (hereafter, “Building Standard Hours”), and subject to rules and regulations from time to time established by Landlord: heating, air conditioning and ventilation in amounts not less than the usage levels required by Tenant as of the Effective Date of the Purchase Agreement for the Permitted Use. Tenant shall pay Landlord the amount of Landlord’s then current hourly charge for Building standard HVAC usage during any times other than Building Standard Hours. Notwithstanding anything to the contrary herein, Landlord will furnish twenty-four (24) hours a day, seven (7) days a week HVAC to Tenant’s server room(s). Tenant must provide a minimum of 24 hours advance notice to Landlord, as to what after-hours usage Tenant will require. Existing emergency back-up power circuits in the Premises will be made available to Tenant for Tenant’s use.

(a) Subject to subparagraphs (c) and (d) below, Landlord will furnish to the Leased Premises (including Tenant’s server room) twenty-four (24) hours a day, seven (7) days a week: (a) elevator service, (b) electric current in amounts not less than the usage levels required by Tenant as of the Effective Date of the Purchase Agreement for the Permitted Use by building standard overhead fluorescent fixtures and for Tenant’s computers, electronic data processing machines, copying machines and other office equipment, located in the Leased Premises, and (c) water for lavatory and drinking purposes. In addition, Landlord shall furnish to Tenant janitorial service during the times and in the manner that such services are customarily furnished in comparable office buildings in the area; provided that in no event shall Landlord be obligated to furnish janitorial service on Saturdays, Sundays, or legal holidays. It is understood that subject to subparagraphs (c) and (d) below, such elevator service, electric current and water will be available twenty-four (24) hours a day.

(b) In the event any governmental entity promulgates or revises any statute, ordinance or building, fire or other code or imposes mandatory controls or guidelines on Landlord or the Building or any part thereof relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile emissions or the provision of any other utility or service provided with respect to this Lease, or in the event Landlord is required by law to make alterations or to perform maintenance with respect to, any part of the Building in order to comply with such mandatory controls, or guidelines, such compliance, the making of such alterations and/or the performance of such maintenance shall in no event entitle Tenant to any damages, relieve Tenant of the obligation to pay Additional Rent (or, as applicable, Holdover Rent), or to perform each of its other covenants hereunder or constitute or be construed as a constructive or other eviction of Tenant.

(c) Without the prior written consent of Landlord, which Landlord may refuse in its sole discretion, Tenant shall not: (a) connect or use any electrical equipment that exceeds the capacity of the Building electrical system; (b) connect any apparatus, machine or device through electrical outlets except in the manner for which such outlets are designed and without the use of any device intended to increase the plug capacity of any electrical outlet; or (c) maintain at any time an electrical demand load in excess of 980,000 watts. If Tenant’s electrical circuitry requires more than one 277 volt, 20 amp single phase breaker per three kilowatts of connected load of electrical current or one 120 volt, 20 amp single phase breaker per 1.2 kilowatts of connected load of electrical current, Landlord shall install at Tenant’s expense such additional breakers and transformers as shall be reasonably required for such circuitry. At any time that Tenant’s use of electricity exceeds 475,000 kilowatt hours per month, Landlord shall have the right to impose a reasonable charge, as determined by Landlord, for such excess use. Tenant acknowledges that the heating, air conditioning and ventilating system of the Building is designed to operate efficiently while electrical equipment such as customary lamps, computers and other small fractional horsepower office machines are being used in the Leased Premises and while the Leased Premises are occupied in any Building System zone per the floor space plan provided. If the temperature otherwise maintained in any portion of the Building or the Leased Premises by the heating, air conditioning and ventilating system of the Building is affected by

(a) Tenant’s use of any lights, machines or equipment (including, without limitation, computers, electronic data processing machines and copying machines), or (b) the occupancy, as defined by the floor space plan, of the Leased Premises is exceeded or (c) an electrical load that generates heat in excess of 3,700,000 BTU / hour, Landlord shall have the right, unless Tenant ceases and desists from such usage or excess occupancy within five (5) days after written notice from Landlord, to install any machinery and equipment reasonably necessary to restore temperature balance, and the cost thereof shall be paid by Tenant to Landlord within thirty (30) days after receipt of demand by Landlord.

5.3 Access Control. Except for providing Tenant with a card based access system to the Leased Premises, which Landlord shall be responsible for repairing and maintaining during the Lease Term, Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building (other than the lobby as provided below), the Outside Areas, the Property, or the Project and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s Agents. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same, and shall cause such security or protection services to be coordinated with any similar services, if any, being provided from time to time with respect to any other portions of the Project. Landlord shall, at its sole cost, staff the Building lobby during Building Hours with security. Tenant shall, at its cost, staff the Building lobby during Building Hours with a receptionist. Landlord may, but shall not be obligated to, also staff the Building lobby during Building Hours with a receptionist.

5.4 Energy And Resource Consumption; Traffic Management System. So long as Landlord does not unreasonably interfere with Tenant’s use and occupancy of the Leased Premises or Tenant’s use of parking areas, Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental or quasi-governmental agencies and/or utility suppliers in reducing energy or other resource consumption within, and/or vehicular traffic to and from, the Property or the Project. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such compliance or cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical, heating, ventilating and air conditioning systems and all other energy or other resource consumption systems within the Property, and/or (ii) in order to comply with the requirements or recommendations of utility suppliers and governmental or quasi-governmental agencies regulating the consumption of energy and/or other resources, and/or (iii) in order to comply with any requirements, recommendations, or guidelines relating to traffic management.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant, or Tenant’s Agents, damage to Tenant’s property or loss of Tenant’s business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Outside Areas, or the protection of Tenant’s property or Tenant’s employees, or Tenant’s Agents, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Outside Areas, the Property, or the Project until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Outside Areas, the Property, or the Project from whatever (other than Landlord’s gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

5.6 Shipping and Receiving Area. Tenant shall be responsible, at its sole cost and expense, for the maintenance and operation of shipping and receiving services for Tenant in the Leased Premises. Tenant shall have control over the shipping and receiving area in the Building, and such shipping and receiving area shall be included in the Leased Premises, until the Lease Expiration Date for the Remainder. Landlord shall have the right to receive packages for delivery within the Building in the shipping and receiving area of the Leased Premises without charge from Tenant. Landlord shall have the right to receive deliveries for the Café in the area of the shipping and receiving area now designated therefor, without charge from Tenant. Landlord’s access to the shipping and receiving area shall be coordinated with Tenant’s representative and subject to Tenant’s security requirements and any other reasonable restrictions as may be imposed by Tenant from time to time.

ARTICLE 6

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion unless reasonably required in order to accommodate Tenant’s consolidation from the Portion of the Third Floor and Additional Floor into the Remainder. Tenant shall reimburse Landlord for all costs incurred by Landlord in connection with review of such plans and specifications, including the cost of any third party consultants or contractors to review plans and specifications and to inspect or supervise any work performed by or on behalf of Tenant. Landlord’s approval of Tenant’s plans and specifications shall create no liability on the part of Landlord for their completeness, sufficiency, or compliance with Laws or Private Restrictions.

Tenant’s written request shall also contain a request (in bold, all capital letters) for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least ten (10) days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Outside Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof or exterior walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 Ownership of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant during the Lease Term (other than Tenant’s Furniture) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease Term. At the expiration of the Lease Term as to a Portion of the Leased Premises or upon the earlier termination of the Lease, all such modifications, alterations and improvements shall automatically become the property of Landlord and shall be surrendered as part of the Leased Premises in accordance with Article 2 unless Landlord shall require Tenant to remove any such modification, alteration or improvement pursuant to the provisions of Article 2. Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, heating, ventilating and air conditioning fixtures, building wall partitions, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant shall make all modifications, alterations and improvements to the Leased Premises, at its sole cost, that are required by any Law because of (i) Tenant’s change of use of the Leased Premises from the Permitted Use, (ii) Tenant’s application for any permit or governmental approval (except that any permits obtained from or transferred by BAAQMD shall be governed by the terms and conditions of the Purchase Agreement), or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, or Tenant’s Agents relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within thirty (30) days after receipt of notice that the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

6.5 Communications Equipment on Roof. During the Lease Term, Tenant shall have the right, to maintain on the roof of the Building, and thereafter repair and maintain, Tenant’s existing data and/or signal transmission equipment, such as a satellite dish, microwave transmission facilities and the like, on the terms and conditions set forth in Exhibit G.

ARTICLE 7

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant shall not sublet the Leased Premises or any portion thereof or assign its interest in this Lease, whether voluntarily or by operation of Law, or permit the occupancy by other than Tenant, its employees and contractors, without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion. Any subletting or assignment without Landlord’s prior written consent, at Landlord’s election, shall constitute a default by Tenant under the terms of this Lease and such subletting or assignment shall be null and void and without effect.

The acceptance of rent by Landlord from any person or entity other than Tenant, or the acceptance of rent by Landlord from Tenant with knowledge of a violation of the provisions of this paragraph, shall not be deemed to be a waiver by Landlord of any provision of this Article or this Lease or to be a consent to any subletting by Tenant or any assignment of Tenant’s interest in this Lease. No subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay rent and to perform all of the other obligations to be performed by Tenant hereunder. Consent by Landlord to one or more assignments of Tenant’s interest in this Lease or to one or more sublettings of the Leased Premises shall not be deemed to be a consent to any subsequent assignment or subletting. No subtenant shall have any right to assign its sublease or to further sublet any portion of the sublet premises or to permit any portion of the sublet premises to be used or occupied by any other party. Upon an event of default while a sublease is in effect, Landlord may collect directly from the sublessee all sums becoming due to Tenant under the sublease and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any sublessee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any sublessee shall constitute a novation or release of Tenant or any guarantor, a consent to the sublease or a waiver of the covenant prohibiting subleases. Landlord acknowledges and agrees that if Konica Minolta Systems Laboratory, Inc. has not vacated its premises on or before the Closing under the Purchase Agreement, then such tenancy shall be a permitted sublease from and after the Effective Date of this Lease subject to the terms and conditions of Section 9.7.1 of the Purchase Agreement.

7.2 Merger, Reorganization, or Sale of Assets. Except for a Permitted Transfer (as defined below), any dissolution, spin-off or other disposition, merger, consolidation or other reorganization of Tenant, or the sale, transfer or other change in the aggregate over the Lease Term of more than 49% of the capital stock, partnership or membership interests, or other equity interests, of Tenant, or the sale or transfer of a material portion of the assets of Tenant, shall be deemed a voluntary assignment of Tenant’s interest in this Lease; provided, however, that the foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Notwithstanding anything herein to the contrary, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, and a transfer of the capital stock of Tenant shall not be a deemed assignment of this Lease, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (1) Tenant is not in default under this Lease beyond any applicable notice and cure periods, (2) Tenant’s successor or transferee shall own all or substantially all of the assets or stock of Tenant, (3) Tenant’s successor or transferee shall have a net worth which is at least equal to the greater of Tenant’s net worth at the date of this Lease or Tenant’s net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; and (4) Tenant shall give Landlord written notice at least twenty (20) days prior to the effective date of the proposed purchase, merger, reorganization or consolidation. Tenant’s notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant’s successor shall sign a commercially reasonable form of assumption agreement.

ARTICLE 8

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s and Owner’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord, its Affiliates and its officers, directors, shareholders, partners, principals, members, agents, employees, lenders, attorneys, contractors and consultants (collectively, “Landlord Parties”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of Tenant’s Agents, any damage to Tenant’s property, or any loss to Tenant’s business, loss of Tenant’s profits or other financial loss of Tenant resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property, the Outside Areas, or the Project, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Project, the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Project, the Property, the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Project, the Property, the Building or the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Project, the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Project, the Property, the Building, the Furniture or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Project, the Property, the Building or the Leased Premises, except that Tenant does not so release the Landlord Parties from such liability to the extent such damage is not covered by Tenant’s insurance and was proximately caused by any of the Landlord Parties’ gross negligence, willful misconduct, Landlord’s failure to perform its obligations under this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Indemnification. Tenant shall defend, with competent counsel satisfactory to Landlord, the Landlord Parties against any claims made or legal actions filed or threatened against any of the Landlord Parties with respect to: (i) subject to the terms of Section 4.6, violation of Law or Private Restriction; (ii) or death, bodily injury, personal injury, or property damage suffered by any third party occurring within the Leased Premises, the Building, the Outside Areas, the Property, or the Project, in each case to the extent arising from Tenant’s or Tenant’s Agents’ use, occupancy or activities of the Leased Premises, the Building, the Outside Areas, the Property, or the Project during the Lease Term, and Tenant shall indemnify and hold the Landlord Parties harmless from any loss, liability, penalties, or expense whatsoever (but excluding consequential damages) resulting therefrom, except to the extent directly caused by the gross negligence or willful misconduct of Landlord or the Landlord Party. This Section 8.2 shall in no way apply to or alter the terms and conditions contained in the Purchase Agreement including without limitation Sections 7.1.3(A) and 7.1.3(B) thereof. Tenant’s obligations under this Section 8.2 shall survive the expiration or sooner termination of this Lease.

ARTICLE 9

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Outside Areas, the Property, or the Project, or resulting from Tenant’s activities in or about the Leased Premises, the Outside Areas, the Property, or the Project, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease;

(ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii) Business income/extra expense insurance sufficient to pay Additional Rent for a period of not less than twelve (12) months;

(iv) Plate glass insurance, at actual replacement cost;

(v) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Leased Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than $1,000,000 combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles;

(vi) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(vii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraph (a)(vi) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A and (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vi) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (x) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (y) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, officers, employees, agents and contractors.

(c) Prior to the Effective Date, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called special form coverage insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof subject to deductibles reasonably determined by Landlord. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be written in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer; (ii) may provide coverage for physical damage to· the improvements insured for up to the entire full actual replacement cost thereof; and/or (iii) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord, the Property, and the Project.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent in carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated·and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss resulting from damage or injury to the property of the other in or about the Leased Premises, the Property, or the Project which is caused by or results from a peril or event or happening during the term of the Lease which is covered by insurance actually carried and in force at the time of the loss by the party sustaining such loss; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE 10

DAMAGE TO LEASED PREMISES

10.1 Landlord’s Duty To Restore. If the Leased Premises, the Building or the Outside Area are damaged by any peril after the Effective Date of this Lease, Landlord shall not be obligated to restore the same. Without limiting the foregoing, Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. All insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease as to a Portion of the Leased Premises (and as to the Remainder, the entirety of any floor thereof) in the event any of the following occurs, which option may be exercised only by delivery to Tenant of a written notice of election to terminate within thirty (30) days after the date of such damage or destruction:

(a) Any given floor of any Portion of the Leased Premises are damaged to an extent exceeding fifty percent (50%) of the square footage of that floor.

(b) (i) Such Portion of the Leased Premises are damaged to an extent, within Landlord’s reasonable discretion, that creates a safety risk, causes risk of damage to or inoperability of a building system or increases the cost of, or makes unavailable the insurance required to be maintained by the parties by the terms of this Lease; and (ii) Tenant does not offer in writing within fifteen (15) days after receipt of Landlord’s notice of termination, to repair, at Tenant’s cost, such Portion of the Leased Premises to the extent necessary to eliminate such risks or conditions, or Tenant thereafter does not promptly commence or diligently pursue such repair to completion.

(c) The Building is damaged by any peril covered by valid and collectible insurance actually carried by Landlord and in force at the time of such damage or destruction (an “insured peril”) to such an extent that the estimated cost to restore the Building exceeds the lesser of (i) the insurance proceeds available from insurance actually carried by Landlord plus the deductible with respect to such insurance, or (ii) twenty percent (20%) of the then actual replacement cost thereof;

(d) The Building is damaged by an uninsured peril.

(e) The Building is damaged by any peril and, because of the laws then in force, the Building (i) cannot be restored at reasonable cost or (ii) if restored, cannot be used for the same use being made thereof before such damage.

10.4 Tenant’s Right To Terminate. If the Leased Premises, the Building or the Outside Area are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to this Article, then Tenant shall have the option to terminate this Lease by delivery to Landlord of a written notice of election to terminate.

10.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 10.4 above, captioned “Tenant’s Right To Terminate”, are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1934, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

ARTICLE 11

CONDEMNATION

11.1 Tenant’s Right To Terminate. Tenant shall have the option to terminate this Lease upon any taking. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Landlord shall have the option to terminate this Lease as to a Portion of the Leased Premises (and as to the Remainder, the entirety of any floor thereof) upon any taking affecting such Portion of Leased Premises, or to terminate this Lease in its entirety if more than twenty percent (20%) of the Building or Property is taken. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall not be obligated to repair any damage occasioned thereby.

11.4 Temporary Taking. If a portion of the Leased Premises is temporarily taken for any period, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, or (ii) for the interruption of Tenant’s business or its moving costs. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE 12

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a) Tenant shall have failed to pay Holdover Rent or Additional Rent when due within three (3) days after written notice from Landlord; or

(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises, the Building or the Outside Areas which is prohibited by the terms of this Lease; or Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Holdover Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) and such prohibited act or failure shall not be cured within thirty (30) days after written notice from Landlord to Tenant specifying the nature of such prohibited action or failure and requesting Tenant to cure the same; provided, however, that if such prohibited action or failure cannot reasonably be cured within thirty (30) days, Tenant shall have such longer period as is reasonably necessary to cure such failure provided that Tenant commences its cure within such thirty (30) day period and prosecutes such cure to completion.

(c) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, whether voluntarily or by operation of law; or

(d) Tenant or any Guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such Guarantor) or any property or asset essential to the conduct of Tenant’s (or such Guarantor’s) business, and Tenant (or such Guarantor) shall have failed to obtain a return or release of the same within sixty (60) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(e) Tenant or any Guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(f) Tenant or any Guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this subparagraph if such decree or order is rescinded or reversed within sixty (60) days after its original entry; or

(g) Tenant or any Guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order and same is not rescinded or reversed within sixty (60) days after its original entry.

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by Law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the then maximum rate of interest not prohibited by Law from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefore. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Holdover Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or, except as otherwise expressly set forth in this Lease, from any claim against Tenant for damages previously accrued or then or thereafter accruing.

In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any action taken by Landlord or any of the Landlord Parties, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d) In the event Landlord terminates this Lease and recovers possession of the Leased Premises prior to the Lease Expiration Date applicable to the Remainder as the same may be extended, Landlord hereby waives all rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. Landlord acknowledges and agrees that Landlord has knowingly and willingly agreed to the waiver in this Subsection (d) and has received adequate consideration for such waiver.

(e) Any notice of Tenant’s breach or default given hereunder shall be effective and shall subject Tenant to judgment for possession and judgment for the actual amount of rent and other sums found to be due in an unlawful detainer or other civil action, notwithstanding the fact that the amount of rent demanded in such notice is not in fact correct, provided that (1) it is determined that some amount of rent was owing, (2) the amount stated in the notice was identified in such notice as an estimated amount, and (3) the amount claimed in the notice was reasonably estimated. The amount claimed in such notice shall be conclusively presumed to have been reasonably estimated if, in relation to the amount determined to be due upon the trial or other judicial determination of that issue, the estimated amount was no more than twenty percent (20%) more or less than the amount determined to be due.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be limited solely and exclusively to an amount which is equal to the lesser of (a) the interest of Landlord in the Building and the Outside Areas, or (b) the equity interest Landlord would have in the Building and the Outside Areas if the Building and the Outside Areas were encumbered by third-party debt in an amount equal to eighty percent (80%) of the value of the Building and the Outside Areas (as such value is reasonably determined by Landlord). If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders or principals.

12.5 Limitation of Landlord’s Recourse; Tenant’s Waiver. If Tenant is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Landlord agrees that the obligations of Tenant under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals of such business entity. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE 13

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s ownership of the Furniture (collectively, the “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building, the Property, or the Project, or if the assessed value of the Building, the Property, or the Project is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same. Tenant shall pay to Landlord, as Additional Rent, the amount set forth in Landlord’s invoice within thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Subordination To Mortgages. This Lease is subject to and subordinate to all existing and future ground leases, mortgages and deeds of trust, reciprocal easement agreements, covenants, conditions and restrictions which affect the Building, the Property, or the Project, and to all renewals, modifications, consolidations, replacements and extensions thereof, provided that the lender or other party to such agreements agrees not to disturb Tenant’s quiet possession of the Leased Premises so long as Tenant is not in default beyond applicable grace, notice and cure periods under the Lease. The foregoing subordination shall be automatic and self-effectuating, without the need for any further documentation; provided, however, that not later than the Effective Date, Landlord shall deliver to Tenant a non-disturbance agreement from Landlord’s Lender, if any, in favor of Tenant containing terms and conditions reasonably acceptable to Tenant. Landlord shall have the right to subordinate or cause to be subordinated to this Lease any of the items referred to in the first sentence of this Section 13.2. Within ten (10) business days from written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and any lessor or lender of Landlord deems necessary or desirable to evidence such subordination or priority of this Lease.

13.3 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, or (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property. No such successor to Landlord’s interest in the Building or the Property shall be liable for any default by Landlord or any other matter that occurred prior to the date the successor succeeded to Landlord’s interest in this Lease.

13.4 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.5 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit F, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) business days after Landlord’s request therefore shall be a material default by Tenant under this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.6 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer any portions (including all) of their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, (i) shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer and (ii) shall be relieved of all liability for the performance of the obligations of Landlord hereunder which have accrued before the date of transfer it its transferee agrees in writing to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.7 Force Majeure. The time for performance of the obligations of each of the parties under this Lease (other than the obligations to pay money) shall be temporarily extended, if such party is prevented or delayed in performing such obligations by reason of any strikes, lockouts or labor disputes; government restrictions, regulations, controls, action or inaction; civil commotion; or extraordinary weather, fire or other acts of God.

13.8 Notices. Any notice required or permitted to be given under this Lease shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, (iii) sent by Federal Express or similar nationally recognized overnight courier service, or (iv) transmitted by facsimile with a hard copy sent within one (1) business day by any of the foregoing means, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Tenant:

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404

Attention: Roger Wang

Facsimile: (650) 357-3598

with a copy to:

Electronics For Imaging, Inc.

303 Velocity Way

Foster City, California 94404

Attention: General Counsel

Facsimile: (650) 357-3776

If to Landlord:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Attention: Jeff Lang

Facsimile: (650) 522-5455

with a copy to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 94404

Attention: Legal Department

Facsimile: (650) 522-5771

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery.

13.9 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Law. The term “Law” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, administrative order, land use approval, entitlement, general or specific plan, use permit, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building, the Property, or the Project, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district).

(b) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(c) Private Restrictions. The term “Private Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements of which tenant is given notice, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, the Outside Areas, or the Project of which Tenant is given notice, including without limitation the REA. Tenant, at the written request of Landlord, shall at any time or times execute any new Private Restrictions that are either (1) requested by Landlord and do not unreasonably interfere with Tenant’s use of the Leased Premises, or (2) required by any applicable governmental or quasi-governmental agency.

(d) Rent. The term “Rent” shall mean collectively Holdover Rent (as applicable) and all Additional Rent.

13.10 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.11 Governing Law; Waiver of Trial by Jury. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF THE SUPERIOR COURT OF CALIFORNIA LOCATED IN THE COUNTY OF SAN MATEO, OR THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA LAW, AND (III) TO THE EXTENT ENFORCEABLE, IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, THE BUILDING, THE OUTSIDE AREA, THE PROPERTY, OR THE PROJECT AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.

13.12 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease, sublease, or otherwise until execution and delivery by both Landlord and Tenant, and no party shall have any binding obligations pursuant hereto until such party shall have executed this Lease and delivered an executed copy of this Lease to the other party. The captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefore. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

ARTICLE 14

CORPORATE AUTHORITY; BROKERS AND ENTIRE AGREEMENT

14.1 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms. If Landlord is a corporation, each individual executing this Lease on behalf of such corporation represents and warrants that Landlord is validly formed and duly authorized and existing, that Landlord is qualified to do business in the State in which the Leased Premises are located, that Landlord has the full right and legal authority to enter into this Lease, and that he or she is duly authorized to execute and deliver this Lease on behalf of Landlord in accordance with its terms.

14.2 Brokerage Commissions. Each party will indemnify, defend with competent counsel, and hold the other harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of the indemnifying party’s agreement or promise (implied or otherwise) to pay (or to have the other party pay) such a commission or finder’s fee by reason of this Lease. Landlord shall be responsible for paying any commission owed to any broker engaged by Landlord and Tenant shall be responsible for paying any commission owed to any broker engaged by Tenant with respect to this Lease.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein; provided, however, that nothing in this Lease shall affect or diminish any rights affecting any portion of the Property granted by other agreements between the parties, including without limitation the Purchase Agreement and any prior purchase and sale agreements. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Landlord hereby represents and warrants to Tenant, that Landlord has the right and authority to lease the “Leased Premises” to Tenant without the consent of any third party. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises, and that Tenant relies solely upon its own investigations with respect to such matters

ARTICLE 15

OPTION TO EXTEND

Tenant is hereby granted one (1) option to extend the Lease Term applicable to up to three (3) entire floors of the Remainder (other than the fourth (4th) and sixth (6th) floors) for up to three (3) additional months (the “Extension Option”). Tenant shall exercise the Extension Option, if at all, by providing not less than sixty (60) days’ prior written notice to Landlord, specifying (i) the extended date within such three (3) month period that will constitute the Lease Expiration Date (the period from the original Lease Expiration Date to the extended Lease Expiration Date being the “Extended Term”), and (ii) the applicable floors (the “Extension Floors”). If Tenant exercises the Extension Option, then the Lease Expiration Date applicable to the Extension Floors shall be the date specified in Tenant’s notice. During the Extended Term, Tenant shall pay rent (inclusive of all operating expenses including without limitation property insurance and property taxes) at a rate of $4.50 per rentable square foot as to the entirety of each and all Extension Floors, for each month of the Extended Term, prorated for any partial month. All other terms of this Lease, including any penalty fee and Holdover Rent applicable after expiration of the Extended Term, shall continue unaffected by such extension.

[signature page follows]

SIGNATURE PAGE TO

LEASE BY AND BETWEEN ELECTRONICS FOR IMAGING, INC., as Tenant,

And GILEAD SCIENCES, INC. as Landlord

TENANT: ELECTRONICS FOR IMAGING, INC., a Delaware corporation

Dated: November 1, 2012	By:	/s/ Vincent Pilette
Name: Vincent Pilette
Title: Chief Financial Officer

LANDLORD: GILEAD SCIENCES, INC., a Delaware corporation

Dated: November 1, 2012	By:	/s/ John F. Milligan
Name: John F. Milligan Title: President and COO

H - 1